                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 7, 2005


                               Globix Corporation
             (Exact name of registrant as specified in its charter)


            Delaware                     1-14168                 13-3781263
(State or other jurisdiction of        (Commission             (IRS Employer
         incorporation)                File Number)          Identification No.)


              139 Centre Street,
              New York, New York                                    10013
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (212) 334-8500


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report
Globix Corporation
Commission File No. 001-14168


ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         As previously reported, on March 7, 2005 we completed our merger with NEON Communications, Inc. ("NEON"). Pursuant to the terms of the Agreement and Plan of Merger with NEON dated July 19, 2004, as amended by the first amendment to the Merger Agreement dated October 8, 2004, NEON became a wholly owned subsidiary of Globix Corporation.

         On March 11, 2005, we filed a current report on Form 8-K disclosing the merger and stating that the financial statements of NEON for the periods specified in Rule 3-05 of Regulation S-X will be filed by amendment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.
(b) Pro Forma Financial Information.
(c) Exhibits

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 20, 2005                              Globix Corporation

                                                  By: /s/ Robert M. Dernnerlein
                                                      --------------------------
                                                  Name: Robert M. Dennerlein
                                                  Title: Chief Financial Officer


(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


                                           NEON COMMUNICATIONS, INC.
                                       CONSOLIDATED FINANCIAL STATEMENTS
                                 YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004


Report of Independent Registered Public Accounting Firm - Amper, Politziner & Mattia, P.C.             1

Report of Independent Registered Public Accounting Firm - BDO Seidman, LLP                             2

Consolidated Financial Statements:

   Balance Sheets                                                                                      3

   Statement of Operations                                                                             4

   Statements of Preferred Stock and Stockholders' Equity                                              5

   Statements of Cash Flows                                                                            6

   Notes to Consolidated Financial Statements                                                        7 - 25



                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
NEON Communications, Inc.

We have audited the accompanying consolidated balance sheet of NEON Communications, Inc, and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEON Communications, Inc. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the year then ended, in conformity with United States generally accepted accounting principles.

On March 7, 2005, the Company's stockholders sold their entire equity interest to Globix Corporation, a publicly-held company (see Note 17).


/s/ Amper, Politziner & Mattia, P.C.
------------------------------------
Edison, New Jersey
April 5, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
NEON Communications, Inc.
Westborough, Massachusetts

We have audited the accompanying consolidated balance sheets of NEON Communications, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, preferred stock and stockholders' equity and cash flows for each of the years in the two year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3, the Company emerged from Chapter 11 bankruptcy on December 20, 2002, pursuant to a plan of reorganization confirmed by the Bankruptcy Court by order dated November 13, 2002. The Company has recorded this transaction as of December 31, 2002. Accordingly, the accompanying consolidated financial statements of the successor company have been prepared in conformity with fresh start accounting provisions of the AICPA's Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued November 19, 1990. In accordance with the requirements of SOP 90-7, the reorganized company has been accounted for as a new entity (the "Successor Company") with assets, liabilities and a capital structure having carrying values not comparable with any prior periods of the Predecessor Company.

As discussed in Note 4, the Company changed the manner in which it accounts for goodwill and other intangible assets upon adoption of the accounting standards in Statement of Financial Accounting Standards ("SFAS") No. 142 on January 1, 2002.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEON Communications, Inc. and subsidiaries as of December 31, 2003 and the consolidated results of their operations and their cash flows for each of the years in the two year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP
---------------------
Boston, Massachusetts
March 23, 2004

                                     NEON COMMUNICATIONS, INC.
                                    CONSOLIDATED BALANCE SHEETS


                                                                              DECEMBER 31
                                                                        2004               2003
==================================================================================================

CURRENT ASSETS:
   Cash and cash equivalents                                      $  10,457,462      $  14,934,102
   Accounts receivable, net of reserves of approximately
     $2,096,000 and $2,291,000 in 2004 and 2003,
     respectively (Note 4)                                            1,925,663          1,799,123
   Prepaid expenses and other current assets                          1,050,711          2,225,185
--------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                 13,433,836         18,958,410
--------------------------------------------------------------------------------------------------

Restricted cash and investments (Note 4)                              7,500,103          8,254,915
PROPERTY AND EQUIPMENT, net (Note 6)                                116,181,055        136,605,867

OTHER ASSETS, net (Note 7)                                            3,626,218          3,189,223
--------------------------------------------------------------------------------------------------

     Total assets                                                 $ 140,741,212      $ 167,008,415
==================================================================================================

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                               $   5,616,313      $   3,685,991
   Accrued expenses (Note 14)                                         7,884,828          8,902,788
   Deferred revenue (Note 4)                                          2,524,892          2,273,483
--------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                            16,026,033         14,862,262
--------------------------------------------------------------------------------------------------

DEFERRED REVENUE, net of current portion (Note 4)                    14,168,734         14,857,995
--------------------------------------------------------------------------------------------------

OTHER LONG-TERM LIABILITIES (Note 2)                                  1,921,716          1,767,655
--------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 12)
--------------------------------------------------------------------------------------------------

PREFERRED STOCK (Note 8), $0.001 par value; 30,000,000 shares authorized:
   Redeemable preferred stock - 21,354,000 shares authorized;
     no shares issued or outstanding                                         --                 --
   12% Series A cumulative convertible preferred stock
     - 2,500,000 shares authorized; 1,101,887 shares issued
     and outstanding (at liquidation value)                          15,706,514         13,978,739
--------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Note 8):
   Common stock, $0.001 par value; 100,000,000 shares
      authorized, 16,117,799 and 15,771,872  shares
      issued and outstanding in 2004 and 2003, respectively              16,118             15,772
   Additional paid-in capital                                       126,343,694        124,156,895
   Accumulated deficit                                              (33,441,597)        (2,630,903)
--------------------------------------------------------------------------------------------------
     Total stockholders' equity                                      92,918,215        121,541,764
--------------------------------------------------------------------------------------------------
     Total liabilities, preferred stock and stockholders'
     equity                                                       $ 140,741,212      $ 167,008,415
==================================================================================================


                    See accompanying notes to consolidated financial statements.


                                                -3-

                                        NEON COMMUNICATIONS INC.
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                        YEARS ENDED DECEMBER 31,


                                                                SUCCESSOR        PREDECESSOR
                                                                 COMPANY           COMPANY
                                                         2004              2003                2002
========================================================================================================
REVENUES (Note 4):
   Network services                                     $ 43,071,255      $ 37,516,681      $ 30,507,541
   Other services                                          4,985,931         4,071,627         3,166,672
--------------------------------------------------------------------------------------------------------

     Total revenues                                       48,057,186        41,588,308        33,674,213

EXPENSES:
   Cost of revenues                                       26,089,625        20,887,915        17,688,266
   Selling, general and administrative                    16,554,018        16,521,960        17,750,466
   Depreciation and amortization (Note 4)                 10,849,066         8,999,491        23,318,867

   Asset impairment allowance (Note 17)                   22,000,000                --                --

   Transaction costs (Note 17)                             2,000,000                --                --
--------------------------------------------------------------------------------------------------------

     Total expenses                                       77,492,709        46,409,366        58,757,599
--------------------------------------------------------------------------------------------------------

     Loss from operations                                (29,435,523)       (4,821,058)      (25,083,386)

OTHER INCOME (EXPENSE):
   Interest and other income                                 357,888           569,590           446,540
   Interest and other expense                                 (5,284)          (15,200)      (17,108,091)
--------------------------------------------------------------------------------------------------------

     Total other income (expense), net                       352,604           554,390       (16,661,551)
--------------------------------------------------------------------------------------------------------

LOSS BEFORE BENEFIT FROM INCOME TAXES,
  EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                      (29,082,919)       (4,266,668)      (41,744,937)

BENEFIT FROM INCOME TAXES (Note 2)                                --         1,287,322                --
--------------------------------------------------------------------------------------------------------

LOSS BEFORE EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE               (29,082,919)       (2,979,346)      (41,744,937)
--------------------------------------------------------------------------------------------------------

EXTRAORDINARY ITEMS:
   Reorganization items (Note 3)                                  --                --        26,513,191
   Gain on acquisition, net of income tax
     expense of $1,287,322 (Note 2)                               --         1,930,984                --
--------------------------------------------------------------------------------------------------------

        Total extraordinary items                                 --         1,930,984        26,513,191
--------------------------------------------------------------------------------------------------------

(LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                                   (29,082,919)       (1,048,362)      (15,231,746)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE (Note 4)                                              --                --       (72,311,911)
--------------------------------------------------------------------------------------------------------

NET (LOSS)                                              $(29,082,919)     $ (1,048,362)     $(87,543,657)
========================================================================================================

                      See accompanying notes to consolidated financial statements.


                                                  -4-

                                                      NEON COMMUNICATIONS, INC.
                                 CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS' EQUITY


                                           Preferred Stock                    Common Stock                Restricted Common Stock
                                           ---------------                    ------------                -----------------------
 Years Ended December 31, 2002,
 2003 and 2004                           Shares    Liquidation          Shares         Par Value          Shares         Par Value
                                                      Value
 Balance, December 31, 2001
    (predecessor)                          --     $          --      19,948,090    $     199,481         1,386,972    $      13,870
  Forgiveness of
    subscription receivable
    (Note 5)                               --                --              --               --                --               --
  Impairment of subscription
    receivable (Note 5)                    --                --              --               --                --               --
  Receipt of assets due under
    stock purchase agreement
    (Note 5)                               --                --              --               --                --               --
  Net loss                                 --                --              --               --                --               --

  Cancellation of old common
    stock pursuant to the
    Plan of Reorganization
    (Note 3)                               --                --     (19,948,090)        (199,481)       (1,386,972)         (13,870)
  Elimination of deficit upon
    adoption of fresh start
    reporting (Note 3)                     --                --              --               --                --               --

  Issuance of new common
    stock pursuant to the
    Plan of Reorganization
    (Note 8)                               --                --      13,984,712           13,985                --               --
  Issuance of new preferred
    stock (Note 8)                  1,101,887        12,396,198              --               --                --               --
  Issuance of new common
    stock to Northeast
    Utilities (Note 11)                    --                --       1,551,538            1,552                --               --
  Accretion of dividends on
    preferred stock (Note 8)               --            44,830              --               --                --               --
------------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2002
    (successor)                     1,101,887        12,441,028      15,536,250           15,537                --               --
  Payment received on
    subscription receivable                --                --              --               --                --               --
  Stock based compensation
    associated with stock
    options issued (Note 9)                --                --              --               --                --               --
  Stock-based compensation
    associated with issuance
    of warrants (Note 8)                   --                --              --               --                --               --
  Sale of common stock to
    Northeast Utilities
    (Note 11)                              --                --         235,622              235                --               --
  Accretion of dividends
    on preferred stock
    (Note 8)                               --         1,537,711              --               --                --               --
  Net loss                                 --                --              --               --                --               --
------------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2003
    (successor)                     1,101,887        13,978,739      15,771,872           15,772                --               --
  Exercise of stock options                --                --           3,991                4                --               --
  Stock based compensation
    associated with stock
    options (Note 9)                       --                --              --               --                --               --
  Sale of common stock to
    Northeast Utilities in
    exchange for
    extinguishment of a
    liability (Note 11)                    --                --         341,936              342                --               --
  Accretion of dividends
    on preferred stock
    (Note 8 )                              --         1,727,775              --               --                --               --
  Net loss                                 --                --              --               --                --               --
------------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2004
    (successor)                     1,101,887     $  15,706,514      16,117,799    $      16,118                --    $          --
====================================================================================================================================
(CONTINUED BELOW)

                                    See accompanying notes to consolidated financial statements.


                                                                -5a-

                                           NEON COMMUNICATIONS, INC.
                CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS' EQUITY (CONTINUED)


 Years Ended December 31, 2002,                             Additional                               Total
 2003 and 2004                          Subscription         Paid-In          Accumulated        Stockholders'
                                           Value             Capital            Deficit             Equity
 Balance, December 31, 2001
    (predecessor)                      $ (27,571,232)     $ 290,317,240      $(202,986,934)     $  59,972,425
  Forgiveness of
    subscription receivable
    (Note 5)                              10,000,000                 --                 --         10,000,000
  Impairment of subscription
    receivable (Note 5)                    4,162,440                 --                 --          4,162,440
  Receipt of assets due under
    stock purchase agreement
    (Note 5)                              13,408,792                 --                 --         13,408,792
  Net loss                                        --                 --        (87,543,657)       (87,543,657)

  Cancellation of old common
    stock pursuant to the
    Plan of Reorganization
    (Note 3)                                      --       (290,317,240)                --       (290,530,591)
  Elimination of deficit upon
    adoption of fresh start
    reporting (Note 3)                            --                 --        290,530,591        290,530,591
  Issuance of new common
    stock pursuant to the
    Plan of Reorganization
    (Note 8)                                      --        112,486,015                 --        112,500,000
  Issuance of new preferred
    stock (Note 8)                           (62,452)                --                 --            (62,452)
  Issuance of new common
    stock to Northeast
    Utilities (Note 11)                           --          9,411,448                 --          9,413,000
  Accretion of dividends on
    preferred stock (Note 8)                      --                 --            (44,830)           (44,830)
--------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2002
    (successor)                              (62,452)       121,897,463            (44,830)       121,805,718
  Payment received on
    subscription receivable                   62,452                 --                 --             62,452
  Stock based compensation
    associated with stock
    options issued (Note 9)                       --            120,147                 --            120,147
  Stock-based compensation
    associated with issuance
    of warrants (Note 8)                          --            711,650                 --            711,650
  Sale of common stock to
    Northeast Utilities
    (Note 11)                                     --          1,427,635                 --          1,427,870
  Accretion of dividends
    on preferred stock
    (Note 8)                                      --                 --         (1,537,711)        (1,537,711)
  Net loss                                        --                 --         (1,048,362)        (1,048,362)
--------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2003
    (successor)                                   --        124,156,895         (2,630,903)       121,541,764
  Exercise of stock options                       --              1,124                 --              1,128
  Stock based compensation
    associated with stock
    options (Note 9)                              --            113,887                 --            113,887
  Sale of common stock to
    Northeast Utilities in
    exchange for
    extinguishment of a
    liability (Note 11)                           --          2,071,788                 --          2,072,130
  Accretion of dividends
    on preferred stock
    (Note 8)                                      --                 --         (1,727,775)        (1,727,775)
  Net loss                                        --                 --        (29,082,919)       (29,082,919)
--------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2004
    (successor)                        $          --      $ 126,343,694      $ (33,441,597)     $  92,918,215
==============================================================================================================


                          See accompanying notes to consolidated financial statements.

                                                      -5b-

                                      NEON COMMUNICATIONS, INC.
                                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                      YEARS ENDED DECEMBER 31,

                                                               SUCCESSOR                  PREDECESSOR
                                                                COMPANY                     COMPANY
                                                          2004              2003             2002
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                $(29,082,919)     $ (1,048,362)     $(87,543,657)

   Net loss
   Adjustments to reconcile net loss
     to net cash used in
     operating activities:
   Cumulative effect of change in
     accounting principle
     (Note 4)                                                  --                --        72,311,911
   Gain on acquisition (Note 2)                                --        (3,218,306)               --
   Asset impairment allowance (Note 17)                22,000,000                --                --
   Non-cash stock-based compensation
     expense (Note 9)                                     113,887           120,147                --
   Loss (gain) on disposal of property
     and equipment                                        (13,226)               --           110,319
   Amortization of prepaid right-of-way
     fees (Note 7)                                        387,369           387,369         3,610,139
   Depreciation and amortization (Note 4)              10,849,066         8,999,491        23,318,867
   Reorganization items (Note 3)                               --                --       (32,720,640)
   Changes in current assets and current
     liabilities, net of acquisitions:

       Accounts receivable                               (126,540)          343,233         2,800,298
       Prepaid expenses and other current assets        1,174,475           (30,841)         (180,867)
       Accounts payable                                 3,851,741            (4,095)        4,452,525
       Accrued expenses                                (1,017,959)          940,660         6,032,788
       Deferred revenue                                  (720,971)        1,046,052          (782,236)
-----------------------------------------------------------------------------------------------------

       Net cash provided by (used in)
         operating activities                           7,414,923         7,535,348        (8,590,553)
-----------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment             111,710                --            99,820
 Purchase of property and equipment                   (12,085,559)       (8,292,941)       (8,494,813)
 Cash acquired from acquisition, net of
   cash paid (Note 2)                                          --         4,520,115                --
 Decrease (increase) in other assets                     (824,365)         (766,780)        1,882,133
-----------------------------------------------------------------------------------------------------
                                                      (12,798,214)       (4,539,606)       (6,512,860)
     Net cash used in investing activities
-----------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in accounts
    payable - communications network                      150,711        (1,480,791)       (3,674,166)
  (Increase) decrease in restricted cash and
    investments                                           754,812        (5,698,288)       11,697,553
  Proceeds from stock subscription receivable                  --            62,452         1,207,152
  Net proceeds from issuance of preferred stock                --                --        12,333,746
  Proceeds from exercise of common stock options            1,128                --                --
-----------------------------------------------------------------------------------------------------

     Net cash (used in) provided by financing
       activities                                         906,651        (7,116,627)       21,564,285
-----------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                          (4,476,640)       (4,120,885)        6,460,872

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR           14,934,102        19,054,987        12,594,115
-----------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF  YEAR              $ 10,457,462      $ 14,934,102      $ 19,054,987
=====================================================================================================
SUPPLEMENTAL CASH FLOW DISCLOSURES (Note 16)
=====================================================================================================


                     See accompanying notes to consolidated financial statements.


                                                 -6-

1.       NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

         NEON Communications, Inc. (the "Company" or "NEON") and its subsidiaries are engaged in the ownership, management, operation and installation of fiber optic telecommunication networks. The Company is a leading provider of advanced optical networking solutions and services in the Northeast and Mid-Atlantic regions of the United States.

To date, the Company has recorded revenues principally from network transport and related services contracts. The market for fiber optic telecommunications in which the Company operates is changing rapidly due to technological advancements, the introduction of new products and services, the increasing demands placed on equipment in worldwide telecommunications networks and the demand for telecommunications capacity compared to the supply currently available.

FACTORS AFFECTING COMPARABILITY OF FINANCIAL INFORMATION

As a consequence of the implementation of fresh start reporting effective on December 31, 2002 (Note 3), the financial information presented in the consolidated statements of operations, and consolidated statements of cash flows for the year ended December 31, 2002 is generally not comparable to the financial information for subsequent years. The presentation of financial information of the "Predecessor Company" represents the Company's financial information for the 2002 year end prior to the Company's adoption of fresh start reporting.

2.       BUSINESS COMBINATIONS

ACQUISITION OF TRANSCOM

On September 12, 2003, the Company acquired Columbia Transmission Communications Corporation ("Transcom") from Columbia Energy Group, a wholly owned subsidiary of NiSource, Inc. Transcom owns a diverse dark fiber network that runs from New York City to Washington, D.C. Additionally, since the transaction resulted in negative goodwill, all long-term assets were written down to a zero value in accordance with SFAS No. 141, "Business Combinations".

The aggregate purchase price for Transcom of approximately $1,058,000 consisted of $500,000 in cash and approximately $558,000 in direct acquisition costs.

The aggregate purchase price of Transcom was allocated to the acquired assets and assumed liabilities as follows:

         Cash and cash equivalents                     $       5,226,000
         Accounts receivable                                     172,000
         Prepaid and other current assets                        775,000
         Accounts payable and accrued expenses                  (129,000)
         Asset retirement obligation                          (1,768,000)
         Extraordinary gain on acquisition                    (3,218,000)
--------------------------------------------------------------------------------

                                                       $       1,058,000
--------------------------------------------------------------------------------

The acquisition of Transcom is accounted for as a purchase under Statement of Financial Accounting Standards (SFAS") No. 141, "Business Combinations." Accordingly, the operating results of Transcom have been included in the Company's consolidated statements of operations since the acquisition date.

3.       RESTRUCTURING

The Company engaged Credit Suisse First Boston ("CSFB") as its financial advisor during the fourth quarter of 2001. Along with CSFB, the Company was in discussions with a group of note holders, representing more than two-thirds of NEON Optica's, a subsidiary of the Company, $180 million Senior Notes and the holders of the 15% equipment note and the Company's 18% subordinated convertible notes, regarding the restructuring of their debt. Such restructuring was ultimately pursued in bankruptcy in order to bind all creditors to the terms of the Plan of Reorganization. Accordingly, on June 25, 2002, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code ("the Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

The Company's Plan of Reorganization ("POR") was confirmed by the Bankruptcy Court on November 13, 2002 and became effective on December 20, 2002 (the "Effective Date"). The Company has recorded this transaction as of December 31, 2002. Under the POR, on the Effective Date:

         o The Company's outstanding Senior Notes having a principal amount of $180 million, plus accrued and unpaid interest of $8.3 million were exchanged for common stock in the Successor Company.

         o The Company's 15% equipment note having a principal amount of $40.5 million, plus accrued and unpaid interest of $4.5 million were exchanged for common stock in the Successor Company.

         o All of the Company's outstanding 18% subordinated convertible notes, having a total principal amount of $16.5 million, plus accrued and unpaid interest of $4 million, were cancelled.

         o All of the Company's outstanding shares of common stock and restricted common stock were cancelled.

         o Former creditors collectively purchased in a private offering, 1,101,887 shares of the new Series A 12% Cumulative Convertible Preferred Stock (the "12% preferred stock"), for a purchase price of approximately $12.4 million.

Reorganization items are composed of expenses that were realized or incurred by the Company as a result of its reorganization under Chapter 11 of the Bankruptcy Code. Reorganization items consisted of the following:

         Professional fees and related expenses                  $   (6,416,000)
         Interest income                                                 64,000
         Loss from write-down of assets to fair value              (104,525,000)
         Write-off of deferred financing fees and other assets       (6,167,000)
         Gain from cancellation of debt, net of value of
           common stock issued                                      143,557,000
--------------------------------------------------------------------------------

Total reorganization items                                       $   26,513,000
--------------------------------------------------------------------------------

Professional fees and related expenses represent legal, financial advisory and other expenses directly related to the bankruptcy proceedings. Under the Bankruptcy Code, interest on the outstanding senior notes, the 18% subordinated convertible notes and the 15% equipment note ceased to accrue during the Bankruptcy Proceedings.

FRESH START REPORTING

Effective December 31, 2002, the Company adopted fresh start reporting in accordance with the provisions of Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Fresh start reporting resulted in a new operating entity for accounting purposes with assets and liabilities adjusted to fair value and beginning retained earnings set to zero. Under SFAS No. 141, "Business Combinations," fair value is defined as the amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction, other than a forced or liquidation sale. Pursuant to SFAS No. 141, the Company used the purchase method of accounting to allocate its reorganization value to its net assets. The reorganization value was determined to be $125 million, including the sale of 1,101,887 shares of preferred stock for $12.4 million as of December 31, 2002 and was supported by an independent financial advisor, which applied the following two valuation methodologies:

o DISCOUNTED CASH FLOW APPROACH. The discounted cash flow approach is a fundamental analysis of evaluating the Company's cash flows over the planning period of 6.5 years and discounting the annual future values, including a terminal value of 6 times earnings before interest, taxes, depreciation and amortization, to the present period using a discount rate of 18%.

o MARKET APPROACH. The market approach measures the estimated value of assets by compiling and analyzing data with respect to actual purchase-and-sale market transactions for, and listings of, similar assets. Adjustments to the market values of the similar assets are made to compensate for differences in location, time of sale, profitability and physical characteristics between the subject assets and the similar assets, and to indicate a fair value for the subject assets.

Whether an approach was used, and the extent to which an approach was relied upon, depended on the nature of the asset, the context of the valuation and the quality and quantity of information available. General procedures used to perform the fair value analysis included the following:

o Discussions with management and site engineers concerning the fixed assets, customers, company structure, strategy, technology and trade name;

o Industry analysis specifically related to customer turnover, profitability, growth and other key variables relating to the valuation of the customer relationships, technology and trade name; and

o Historical financial analysis of the Company to compare operating and financial data of the Company to those of the industry.

The Company's reorganization value represented the value of the reorganized consolidated entity. This value was viewed as the fair value of the Company's capital, comprising the value of long-term capital investment, including both long-term debt and equity, and the approximate amount a willing buyer would have paid for the Company's net assets immediately after the reorganization was completed. The calculated reorganization value was based upon a variety of estimates and assumptions about circumstances and events, not all of which have taken place to date. These estimates and assumptions are inherently subject to significant economic and competitive uncertainties beyond the Company's control, including, but not limited to, the Company's ability to obtain and perform new contracts in a profitable manner.

As discussed more fully in Note 11, the Company also exchanged common stock for cash and assets from Mode 1 Communications, Inc. and Northeast Utilities having an aggregate value of approximately $9.4 million.

The effects of the POR and the application of fresh start reporting on the Company's consolidated balance sheet as of December 31, 2002 were as follows:


                                                                  Fresh Start
                                                                  Effects of             Accounting
                                               Predecessor          Plan of             Adjustments/           Successor
                                                 Company        Reorganization             Other               Company
==========================================================================================================================
 Current assets:
   Cash and cash equivalents                  $  6,583,000     $  12,472,000  (a)     $           -          $  19,055,000
   Short-term restricted investments             2,556,000                 -                      -              2,556,000
   Accounts receivable, net                      1,970,000                 -                      -              1,970,000
   Prepaid expenses and other current assets     1,521,000           (57,000) (b)                 -              1,464,000
--------------------------------------------------------------------------------------------------------------------------

     Total current assets                       12,630,000        12,415,000                      -             25,045,000
--------------------------------------------------------------------------------------------------------------------------

 Property and equipment, net                   235,203,000         5,352,000  (c)      (103,243,000) (n)       137,312,000

 Other assets, net                               9,734,000        (5,686,000) (d)        (1,282,000) (n)         2,766,000
--------------------------------------------------------------------------------------------------------------------------

     Total assets                             $257,567,000     $  12,081,000          $(104,525,000)         $ 165,123,000
==========================================================================================================================


                                                           -9-

                                                                                             Fresh Start
                                                                       Effects of             Accounting
                                                     Predecessor         Plan of             Adjustments/            Successor
-------------------------------------------------------------------------------------------------------------------------------
                                                       Company       Reorganization              Other                Company
-------------------------------------------------------------------------------------------------------------------------------
 Current liabilities:
   Accounts payable                                $  11,638,000      $ (6,467,000) (e)     $         -          $  5,171,000
   Accrued expenses                                   26,691,000       (18,496,000) (f)               -             8,195,000
   Deferred revenue                                    1,954,000                 -                    -             1,954,000
   Current portion of long-term obligations           38,230,000       (38,230,000) (g)               -                     -
-------------------------------------------------------------------------------------------------------------------------------

     Total current liabilities                        78,513,000       (63,193,000)                   -            15,320,000
-------------------------------------------------------------------------------------------------------------------------------

 Deferred revenue, net of current portion             14,131,000                 -                    -            14,131,000
-------------------------------------------------------------------------------------------------------------------------------

 Long-term obligations, net of current portion       196,363,000      (196,363,000) (g)               -                     -
-------------------------------------------------------------------------------------------------------------------------------

 Other long-term liabilities - related party           1,425,000                 -                    -             1,425,000
-------------------------------------------------------------------------------------------------------------------------------

 Successor - preferred stock                                   -        12,396,000  (j)           45,000  (m)      12,441,000
-------------------------------------------------------------------------------------------------------------------------------

 Stockholders' equity (deficit):
   Successor - common stock                                    -            16,000  (i)                -               16,000
   Predecessor - common stock                            199,000          (199,000) (h)                -                    -
   Predecessor - restricted common stock                  14,000           (14,000) (h)                -                    -
   Successor - subscription receivable                         -           (62,000) (j)                -              (62,000)
   Additional paid-in-capital                        290,317,000      (168,420,000) (k)                -          121,897,000
   Accumulated deficit                              (323,395,000)      427,920,000  (l)     (104,570,000) (n)         (45,000)
-------------------------------------------------------------------------------------------------------------------------------

     Total stockholders' equity (deficit)            (32,865,000)      259,241,000          (104,570,000)         121,806,000
-------------------------------------------------------------------------------------------------------------------------------


     Total liabilities, preferred stock and
       stockholders' equity                        $ 257,567,000      $ 12,081,000          $(104,525,000)       $165,123,000
-------------------------------------------------------------------------------------------------------------------------------


(a) Represents the purchase price of the new 12% preferred stock of approximately $12.4 million and the write-down of old outstanding checks of approximately $0.1 million

(b) Represents the write-off of deposits on facilities that have been abandoned in accordance with the POR.

(c) Represents the receipt of fixed assets in exchange for new common stock and the discharge of debt owed, net of the write-off of fixed assets abandoned in accordance with the POR.

(d) Represents the write-off of deferred financing fees associated with the senior notes, the convertible notes and the equipment note of approximately $3.8 million, $0.6 million, and $1.0 million, respectively, and the write-off of other assets of approximately $0.3 million.

(e)      Represents the settlement of accounts payable claims with stock.

(f) Represents the settlement of accrued expenses claims with stock, the write-down of certain liabilities and the write-down of accrued interest associated with the senior notes, the convertible notes and the equipment note of approximately $8.3 million, $4.0 million, and $4.5 million, respectively.

(g)      Represents the discharge of indebtedness in accordance with the POR.

(h) Represents the cancellation of common stock and restricted common stock of the Predecessor Company in accordance with the POR.

(i)      Represents the issuance of new common stock in accordance with the POR.

(j) Represents the issuance of the new 12% preferred stock and its related subscription receivable.

(k) Represents the issuance of new common stock, new 12% preferred stock and the write-down of additional-paid-in-capital associated with the cancellation of the common stock and restricted common stock of the Predecessor Company in accordance with the POR.

(l)      Represents the elimination of historical accumulated deficit.

(m) Records the accretion of dividends on the new 12% preferred stock from the date of issuance, December 20, 2002.

(n) Represents an adjustment to fair value of property and equipment and other assets of approximately $104.5 million and the accretion of dividends on the new 12% preferred stock of $45,000.

4.       SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in the notes to consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the results of operations of NEON Communications, Inc. and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates, including those related to the allowance for doubtful accounts, and the value of long-lived tangible and intangible assets. Actual amounts could differ from those estimates.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The network services the Company provides includes short-term leases of lit fiber (fixed amounts of capacity on fiber optic transmission lines that use optronics equipment installed by the Company) and long-term leases of dark fiber (fiber optic transmission lines leased without optronics equipment installed by the Company) at fixed-cost pricing over multiple year terms. Revenues from telecommunications network services are recognized ratably over the term of the applicable lease agreements with customers, which range from one to 20 years, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectibility of the related receivables is reasonably assured. Amounts billed in advance of the services provided are recorded as deferred revenue. Certain of the Company's lease agreements provide for a refund of the unrecognized deferred income if the Company is unable to provide such services described in the lease agreement. The Company also leases space to customers at its collocation facilities. Other services revenues include these collocation service revenues as well as revenues from nonrecurring installation charges and design, engineering and construction services.

The Company recognizes revenues from nonrecurring installation charges and design, engineering and construction services ratably over the multiple year network services terms to which the nonrecurring charges relate, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectibility of the related receivable is reasonably assured.

The Company has contracts with customers that provide service-level commitments, which may obligate the Company to provide credits against billings if service is interrupted or does not meet the customer's operating parameters. These amounts are accounted for as reductions of revenue. To date, credits granted under these arrangements have not been material.

Revenues are recorded net of provisions for allowances, which are estimated based on current economic factors. The provisions for allowances for the years ended December 31, 2004, 2003 and 2002 represented approximately 2%, 3% and 4% of gross revenues, respectively.

The Company maintains an allowance for doubtful accounts to cover estimated losses resulting from the inability of the Company's customers to make required payments. The Company specifically analyzes accounts receivable and historical bad debts, customer concentrations and current economic trends when evaluating the adequacy of its allowance for doubtful accounts.

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the accompanying consolidated financial statements, as measured by enacted tax laws.

CASH, CASH EQUIVALENTS AND RESTRICTED INVESTMENTS

         The Company accounts for investments under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Cash equivalents are highly liquid investments with original maturities of three months or less. Cash equivalents consist of money market accounts at December 31, 2004 and 2003.

At December 31, 2004 and 2003, restricted investments included a money market and an escrow account. These investments are used as collateral for certain bonds and other obligations related to the Company's network.

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents accounts in financial institutions. Cash and cash equivalents exceeding federally insured limits totaled $17,446,000 at December 31, 2004.

DEPRECIATION AND AMORTIZATION

As part of fresh start reporting (Note 3), all property, equipment and other long-term assets were revalued to estimated fair value, which became the Successor Company's new cost basis for financial reporting purposes, as of December 31, 2002. All capital additions made subsequent to December 31, 2002 are stated at cost.

The Company provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment and long-term assets over their estimated useful lives, as follows:


         Assets                                                     Years
--------------------------------------------------------------------------------

         Communications network infrastructure                       15-20 years
         Network and office equipment                                  5-7 years
         Leasehold improvements                       Lesser of estimated useful
                                                           life or term of lease
         Furniture and fixtures                                          7 years
         Prepaid right-of-way fees                             Term of agreement

Applicable interest charges incurred during the construction of new facilities are capitalized as elements of cost and are depreciated over the assets' estimated useful lives. Interest capitalized for the years ended December 31, 2004, 2003 and 2002 was approximately $0 million, $0 million, and $1.9 million, respectively.

LONG-LIVED ASSETS

The Company reviews its long-term assets, including its property and equipment and other intangibles for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." (See Note 17).

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are invested in financial instruments with high credit ratings. The Company does not require collateral or other securities to support customer receivables; however, it performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales.

For the year ended December 31, 2004, one customer accounted for approximately 15% of net revenues. For the years ended December 31, 2003 and 2002 two customers each accounted for approximately 10% of net revenues. As of December 31, 2004, one customer represented approximately 50% of accounts receivable. This amount was subsequently collected in full from the customer.

The Company has no significant off-balance-sheet or other concentration of credit risks at December 31, 2004 or 2003.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The estimated fair values of the cash and cash equivalents, accounts receivable and accounts payable approximates their carrying values due to their short-term nature.

COMPREHENSIVE INCOME (LOSS)

SFAS No. 130, "Reporting Comprehensive Income," requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. Comprehensive loss is the same as reported net loss for all periods presented.

INTANGIBLE ASSET IMPAIRMENT

In January 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and other intangible assets with indefinite lives no longer be amortized but instead be measured for impairment at least annually, or when events indicate that there may be impairment. In connection with the transition to this new accounting standard, the Company was required to assess whether there was an indication that goodwill and other intangible assets were impaired as of the date of adoption by comparing the fair value and the carrying value of its assets and liabilities, including goodwill and other intangible assets, at such date.

Based on this fair value assessment, the Company recorded a one-time, non-cash transitional impairment loss, which is recognized as the cumulative effect of a change in accounting principle in the accompanying 2002 consolidated statement of operations, of approximately $72.3 million, to write off all of its goodwill and other identifiable intangible assets of $49.4 million and $22.9 million, respectively.

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, accounts for employee stock-based compensation utilizing the intrinsic value method. SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), established a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if SFAS 123 had been adopted as well as certain other information.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS Statement No. 123." This statement amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The Company has adopted the increased disclosure requirements of SFAS 148. The Company will continue to use the intrinsic value method of accounting for stock-based employee compensation.

Had compensation cost for the Company's option plans been determined using the fair value method at the grant dates in accordance with SFAS No. 123, the effect on the Company's net loss would have been as follows:


                                                                             SUCCESSOR       SUCCESSOR       PREDECESSOR
                                                                              COMPANY         COMPANY          COMPANY
DECEMBER 31,                                                                    2004            2003            2002
========================================================================================================================

Net loss as reported                                                       $(29,083,000)   $  (1,048,000)  $(87,544,000)
Add: stock-based employee compensation expense
  included in reported net loss                                                 114,000          120,000              -

Deduct: total stock-based employee compensation determined under
 fair value method for all awards                                              (124,000)        (361,000)             -

------------------------------------------------------------------------------------------------------------------------

Pro forma net loss                                                         $(29,093,000)   $  (1,289,000)  $(87,544,000)
========================================================================================================================

Following are the assumptions that were used to estimate the fair value of each option grant using the Black-Scholes option pricing model:

DECEMBER 31,                                                                    2004            2003            2002
========================================================================================================================

Risk free interest rate                                                          3.0%            3.0%           N/A
Expected dividend yield                                                          None            None           N/A
Expected lives                                                                3 years         3 years           N/A
Volatility                                                                         0%              0%           N/A


The weighted average fair value of options granted during the years ended December 31, 2004 and 2003 was $0.83 and $0.51, respectively. The weighted average remaining contractual life of options outstanding at December 31, 2004 was approximately 8.3 years (2003 - 9.2 years).

There were no options granted during the year ended December 31, 2002.

ASSET RETIREMENT OBLIGATIONS

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost, thereby increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted, and the capitalized cost is depreciated over the useful life of the related asset. Through the acquisition of Transcom, the Company acquired assets and a related asset retirement obligation (Note 2). The asset retirement obligation liability totaled approximately $1.9 million and $1.8 million at December 31, 2004 and 2003 respectively. Accretion expense for the year ended December 31, 2004 was approximately $129,000 and was not deemed material for 2003.

RECLASSIFICATIONS

Certain prior-period amounts have been reclassified to conform to the current period presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances), because that instrument represents an obligation. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provisions for the first fiscal period beginning after December 15, 2004. The adoption of SFAS No. 150 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 requires that the criteria for consolidation be based upon analysis of risks and rewards, not control, and represents a significant and complex modification of previous accounting principles. FIN 46 is effective for consolidated financial statements issued after June 30, 2003. The adoption of FIN 46 did not have a material effect on the Company's consolidated results of operations, financial position or cash flows.

In December 2003, the Securities and Exchange Commission ("SEC") published Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 was effective upon issuance and supersedes SAB No. 101, "Revenue Recognition in Financial Statements," and rescinds the accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements that was superseded by EITF Issue No. 00-21. The adoption of SAB No. 104 did not have a material effect on the Company's financial position, results of operations, or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No 123(R), "Share-Based Payment", which is a revision of SFAS No. 123 and supersedes APB Opinion 25. SFAS No. 123(R) requires all share based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expenses over the applicable vesting period. Pro-forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFA No. 123(R) is effective for all stock-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provisions of SFAS No. 123.

The Company plans to adopt SFAS No 123(R) in the first quarter of fiscal 2006. This change in accounting is not expected to materially impact our financial position. We have not completed the calculation of this impact. However, because we currently account for share-based payments to our employees using the intrinsic value method, our results of operations have not included the recognition of compensation expenses for the issuance of stock option awards.

5.       NETWORK CONNECTIVITY PURCHASES IN EXCHANGE FOR STOCK

On September 14, 2000, the Company entered into an agreement with Consolidated Edison Communications, Inc. ("CEC") under which CEC agreed to grant the Company an indefeasible right to use ("IRU") fiber optic facilities on the CEC network, to provide connectivity from NEON's backbone network to CEC's local distribution facilities, and to contribute to the Company cash totaling $11.3 million through April 15, 2004. As part of the agreement, the Company issued 2,476,735 shares of common stock to CEC, of which 56% was restricted as of December 31, 2001. In connection with this transaction, the Company recorded a subscription receivable for the value of these assets, based upon an independent appraisal of the value of the tangible and intangible assets received in consideration for the stock provided under this agreement. As network assets were received under this agreement, the related subscription receivable amount was transferred to fixed and intangible assets.

As of December 31, 2001 and 2002, approximately $77.6 million and $89.8 million of the subscription receivable had been transferred to fixed and intangible assets and $1.8 million and $3.0 million had been received in cash, respectively. As discussed more fully in Note 4, the Company wrote off all of its intangible assets during the year ended December 31, 2002. During 2002, in connection with the POR, the Company and CEC entered into an agreement whereby CEC granted the Company an IRU for the original fiber optic facilities provided and additional fiber optic facilities in New York City in exchange for CEC's remaining obligations under the September 2000 agreement. The Company and CEC also entered into standard commercial agreements to cover future transactions between the parties.

On September 14, 2000, the Company entered into a similar agreement with Exelon. Under the initial agreement, the Company issued 2,131,143 shares of common stock to Exelon and received cash totaling approximately $3.3 million from Exelon. In connection with this agreement, the Company recorded a subscription receivable for the value of the assets, based on an independent appraisal of the value of the tangible and intangible assets to be received. On August 10, 2001, the Company closed financing of $11.5 million in the form of an 18% subordinated convertible note with Exelon and modified the September 2000 agreement. The Exelon convertible note purchase agreement provided for an additional $10 million from Exelon, payable either in cash or forgiveness of indebtedness represented by the Exelon convertible note in lieu of providing the IRU, services and other cash proceeds required under the September 2000 agreement with Exelon.

Upon closing the Exelon convertible note, the Company recorded a one-time, non-cash charge to operations of $60 million to write-down the subscription receivable related to the Exelon transaction. Prior to the modification of the September 2000 agreement in August 2001, the Company had received $4.5 million of cash from Exelon under this agreement. During 2002, Exelon delivered notice to the Company to apply the $10 million as forgiveness of indebtedness under the Exelon convertible note.

6.       PROPERTY AND EQUIPMENT

Property and equipment consists of:

                                                                        DECEMBER 31,
                                                                  2004                2003
         ====================================================================================
         Communications network infrastructure              $  120,599,000      $ 112,993,000
         Communications network construction-in-process         11,623,000          9,064,000
         Network and office equipment                           21,197,000         19,520,000
         Leasehold improvements                                  3,644,000          3,315,000
         Furniture and fixtures                                    838,000            713,000
         ------------------------------------------------------------------------------------
                                                               157,901,000        145,605,000
         Less:
            Asset impairment allowance (See Note 17)            22,000,000                  -
            Accumulated depreciation and amortization           19,720,000          8,999,000
         ------------------------------------------------------------------------------------

                                                            $  116,181,000      $ 136,606,000
         ====================================================================================


                                            -16-

In accordance with the adoption of fresh start reporting (Note 3), the Company revalued its property and equipment to estimated fair value at December 31, 2002 based upon an independent valuation. Additions beginning in 2003 are stated at cost.

7.       OTHER ASSETS

Other assets consist of the following:

                                                            DECEMBER 31,
                                                        2004             2003
================================================================================

Prepaid right-of-way fees, related party         $    1,787,000    $   1,787,000
Long-term prepaid lease fees                          2,402,000        1,551,000
Security deposits                                       212,000          238,000
--------------------------------------------------------------------------------

                                                      4,401,000        3,576,000
Less: Accumulated amortization                          775,000          387,000
--------------------------------------------------------------------------------

                                                 $    3,626,000        3,189,000
================================================================================

8.       PREFERRED STOCK AND STOCKHOLDERS' EQUITY

GENERAL

Under the terms of the Amended and Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue authorized shares of preferred stock in one or more series. Each series of preferred stock shall have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

The Company had designated 2,500,000 shares of its preferred stock as 12% Series A Cumulative Convertible Preferred Stock (Series A Preferred Stock). Each share of Series A Preferred Stock is convertible into one share of the Company's common stock at the option of the holder, is entitled to one vote, has a liquidation preference of $11.25 per share plus accrued dividends, and is senior to the Company's common stock and Redeemable Preferred Stock. Dividends on such shares are payable semi-annually on June 15 and December 15 of each year at a rate of $0.675 per share when and if declared by the Board of Directors. As of December 31, 2004, $3,310,317 in dividends had accrued on the Series A Preferred Stock. As of December 31, 2003, $1,582,541 in dividends had accrued on the series A preferred stock. At the Company's option, dividends are payable in cash or additional shares of Series A Preferred Stock. At the Company's option, shares of Series A Preferred Stock can be redeemed in whole or in part at $11.93 per share in 2006, $11.59 per share in 2007 and $11.25 per share in 2008 and thereafter. In the event of a change of control, as defined, each holder of Series A Preferred Stock can require the Company to redeem its shares for $11.36 per share plus accrued and unpaid dividends. Accordingly, in accordance with SEC requirements, the Series A Preferred Stock is not included in stockholders' equity. Additionally, each share of Series A Preferred Stock shall be automatically converted into shares of common stock at the conversion rate then in effect upon the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock or on the day immediately following the date on which the closing price of the common stock has equaled or exceeded $33.75 for a period of 45 consecutive trading days, if and when it is publicly traded.

8.       PREFERRED STOCK AND STOCKHOLDERS' EQUITY - (CONTINUED)

REDEEMABLE PREFERRED STOCK AND WARRANTS

At December 31, 2004 and 2003, the Company had designated 21,354,000 shares of its preferred stock as Redeemable Preferred Stock to reserve for shares issuable upon the exercise of the same number of Redeemable Preferred Stock Warrants issued or issuable in connection with the Company's POR. The Redeemable Preferred Stock Warrants were issued to the Company's unsecured creditors and Series A Preferred Stock and Class A Warrant holders. Additional Redeemable Preferred Stock Warrants will be issued to certain option holders as such options vest and for paid-in-kind (PIK) dividends, if any, on Series A Preferred Stock. Each Redeemable Preferred Stock Warrant entitles the holder to purchase one share of Redeemable Preferred Stock at $0.01 per share through December 20, 2012 upon a change of control, as defined, where the consideration equals or exceeds $10.62 per share of common stock (a Triggering Event). Each share of Redeemable Preferred Stock is entitled to one vote, has a liquidation preference of $0.01 per share, and is junior to the Series A Preferred Stock. Upon the closing of a Triggering Event, the Company shall redeem the Redeemable Preferred Stock for the lesser of $8.02 per share or the excess of the fully diluted per share proceeds over $10.62. In the event that the Triggering Event does not close within a 12 month period, the redemption price per share for the Redeemable Preferred Stock is reduced to $0.01 per share and the Company shall redeem the outstanding Redeemable Preferred Stock and issue new warrants to purchase such shares with the same terms as the previously issued Redeemable Preferred Stock Warrants. At December 31, 2004 and 2003, approximately 16,600,000 Redeemable Preferred Stock Warrants were issued.

COMMON STOCK

At December 31, 2002, the Company had 15,536,250 shares of new common stock reserved for issuance in connection with the Company's POR. These shares were issued in 2003, but are recorded as issued and outstanding as of December 20, 2002, the deemed effective date of the POR.

CLASS A WARRANTS

In connection with the sale of the Series A Preferred Stock, the Company issued 5,511,405 Class A Warrants to the holders of such preferred stock. Each Class A Warrant entitles the holder to purchase one share of the Company's common stock for $0.01 per share on or before December 20, 2012. Prior to the exercise of the Class A Warrants, holders do not have any rights as stockholders. At December 31, 2004 and 2003, the Company has reserved 5,511,405 shares, of its common stock for shares issuable upon the exercise of the Class A Warrants.

REGISTRATION RIGHTS AGREEMENT

On December 20, 2002, the Company entered into a Registration Rights Agreement (the Agreement) with certain purchasers of the Series A Preferred Stock and certain other stockholders (the holders) as provided for by the POR. Pursuant to the Agreement, the holders of at least 25% of the registerable securities of the Company, as defined, may request up to three demand registrations, subject to certain limitations set forth in the Agreement. The holders also have certain piggyback registration rights. Under the Agreement, registration expenses are generally borne by the Company and underwriting fees and commissions are allocated on a pro-rata basis among the Company and the participating holders.

WARRANTS

During 2003, the Company issued two warrants to financial consultants in exchange for services to purchase a total of 650,000 shares of the Company's common stock at exercise prices ranging from $5.30 - $6.06. The fair value of these warrants was approximately $712,000. Approximately $360,000 of this value related to amounts owed at December 31, 2002, that were included in reorganization items in the 2002 consolidated statement of operations. The remaining $352,000 was included as a direct acquisition cost in the purchase price for Transcom (see Note 2).

9.       STOCK OPTION PLANS

The Company's 1998 Stock Incentive Plan (the "1998 Plan") was adopted by the Board of Directors in May 1998. In connection with the Company's POR, the 1998 Plan was terminated.

Stock option activity under the 1998 Plan for the year ended December 31, 2002 is as follows:

                                               NUMBER           WEIGHTED AVERAGE
                                             OF SHARES           EXERCISE PRICE
--------------------------------------------------------------------------------
Outstanding, December 31, 2001               3,473,000               15.76
  Canceled                                    (336,000)              19.30
  Canceled due to POR                       (3,137,000)              15.38
--------------------------------------------------------------------------------

Outstanding, December 31, 2002                       -            $      -
================================================================================

Exercisable, December 31, 2002                       -            $      -
================================================================================

The Company's 2002 Stock Incentive Plan (the "2002 Plan") was adopted under the POR. The 2002 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based on certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. These stock options vest over a three year period. Under the 2002 Plan, the Company can issue options to purchase up to 2,469,000 shares of common stock.

The Company's 2003 Directors' Stock Option Plan ("2003 Plan") was adopted by the Board of Directors in October 2003. These stock options vest over a one year period. Under the 2003 Plan, the Company can issue options to purchase up to 125,000 shares of common stock.

As of December 31, 2004, a total of 330,481 and 81,342 stock options are available for issuance under the 2002 and 2003 stock option plans, respectively.

Stock option activity under the 2003 and 2002 Plans for the years ended December 31, 2004 and 2003 is as follows:

                                        NUMBER OF SHARES        RANGE        WEIGHTED AVERAGE
=============================================================================================
Outstanding, December 31, 2002                     -
   Granted                                 2,021,886         $0.27 - $6.06         $5.27
   Exercised                                       -                 $   -         $   -
   Canceled                                 (128,500)                $5.30         $5.30
---------------------------------------------------------------------------------------------

Outstanding, December 31, 2003             1,893,386         $0.27 - $6.06         $5.27
   Granted                                   339,782         $0.30 - $6.06         $5.27
   Exercised                                  (3,991)                $0.27         $0.27
   Canceled                                  (47,000)        $5.30 - $6.06         $5.49
---------------------------------------------------------------------------------------------
Outstanding, December 31, 2004             2,182,177         $0.27 - $6.06         $5.34
=============================================================================================

Exercisable, December 31, 2004             1,025,314         $0.27 - $6.06         $5.16
=============================================================================================
Exercisable, December 31, 2003               227,316         $0.27 - $5.30         $4.77
=============================================================================================

Effective January 1, 2004, the Company awarded stock-options to purchase 19,772 shares of its common stock to the Company's non-management directors with an exercise price of $0.30 per share. The fair market value of these options was $6.06 per share. The options vest over a one year period. Accordingly, compensation expense in the amount of $113,887 related to these awards was charged to expense during the year ended December 31, 2004. This value is included in selling, general and administrative expenses in the 2004 consolidated statement of operations.

Effective January 1, 2003, the Company awarded stock-options to purchase 23,886 shares of its common stock to the Company's non-management directors with an exercise price of $0.27 per share. The fair market value of these options was $5.30 per share. The options vest over a one year period. Accordingly, compensation expense in the amount of $120,147 related to these awards was charged to expense during the year ended December 31, 2003. This value is included in selling, general, and administrative expenses in the 2003 consolidated statement of operations.

Stock option activity under the 2003 and 2002 Plans for the year ended December 31, 2004 is summarized as follows:

                                                                EXERCISE PRICE RANGE             TOTAL

                                                          $0.27 TO $0.30    $5.30 TO $6.06   $0.27 TO $6.06
                                                          --------------    --------------   --------------
OUTSTANDING OPTIONS
   Number outstanding                                          39,677          2,142,500         2,182,177

   Weighted average remaining contractual life (years)            8.5                8.3               8.3
   Weighted average exercise price                           $   0.28        $      5.44      $       5.34

EXERCISE OPTIONS
   Number outstanding                                          39,677            985,637         1,025,314
   Weighted average exercise price                           $   0.28        $      5.35      $       5.16

10.      INCOME TAXES

The income tax benefit for the years ended December 31, 2004, 2003 and 2002 consisted of the following:

                                                 2004                   2003                 2002
         ================================================================================================

         Current:
           Federal                         $             -        $            -      $             -
           State                                         -                     -                    -

         Deferred:
           Federal                             (10,132,000)           (1,435,000)         (29,765,000)
           State                                (1,774,000)             (253,000)          (3,467,000)
         ------------------------------------------------------------------------------------------------
                                               (11,906,000)           (1,688,000)         (33,232,000)
         Less: Valuation allowance              11,906,000             1,688,000           33,232,000
         ------------------------------------------------------------------------------------------------

         Total                             $             -       $             -      $              -
         ================================================================================================


                                                  -20-

The components of the deferred taxes at December 31, 2004 and 2003 were approximately as follows:

                                              2004                     2003
         ====================================================================
         Net operating losses           $ 35,752,000      $       31,996,000
         Asset impairment                 53,468,000              44,576,000
         Depreciation                    (19,708,000)            (17,959,000)
         Reserves and accruals, not
         currently deductible             10,385,000               9,378,000
         --------------------------------------------------------------------
                                          79,897,000              67,991,000
         Valuation allowance             (79,897,000)            (67,991,000)
         --------------------------------------------------------------------
         Net deferred tax asset         $          -      $                -
         ====================================================================

As of December 31, 2004, the Company had federal and state net operating loss carry forwards for the period subsequent to the reorganization available to offset future taxable income, if any, of approximately $89 million (2003 - $79 million). These carry forwards expire through 2024 and are subject to the review and possible adjustment by the Internal Revenue Service. Changes in the ownership of the Company stock as a result of the plan of reorganization has caused there to be an annual limitation on the use of net operating loss carry forwards that arose prior to the effective date of the

Company's plan of reorganization. Additional limitations may be imposed as a result of future changes of ownership, including changes of ownership pursuant to the proposed merger, that would apply to subsequently generated net operating loss carry forwards as well (See Note 17). A full valuation allowance has been recorded in the accompanying consolidated financial statements to offset these carry forwards because their future realizability is uncertain.

11.      OTHER RELATED PARTY TRANSACTIONS

NORTHEAST UTILITIES AGREEMENTS

In connection with the Company's POR, the Company entered into a Stock Purchase Agreement with Mode 1 Communications, Inc. ("Mode 1"), a subsidiary of Northeast Utilities ("NU") and amended certain agreements ("Amended Agreements"), concerning the provisions of certain rights-of-way use of electric utility towers and inside urban electric utility ducts, with the three principal operating subsidiaries of NU (collectively, "Northeast Utilities").

Under the Stock Purchase Agreement, Mode 1 acquired approximately 1,552,000 shares of the Company's common stock in exchange for approximately $3.4 million due to Northeast Utilities and other consideration. Mode 1 also agreed to purchase up to $3.5 million of common stock, at the market price on the date of purchase, to cover the payment of future amounts due to Northeast Utilities through December 31, 2004. During 2004, Mode 1 purchased approximately 342,000 shares of the Company's common stock for approximately $2.1 million in exchange for the extinguishment of a liability. During 2003, Mode 1 purchased approximately 236,000 shares of the Company's common stock for approximately $1.4 million. In accordance with the Stock Purchase Agreement, the Company used the proceeds from such sale to pay certain 2003 operating costs due to Northeast Utilities. The Company and Mode 1 also entered into the Registration Rights Agreement discussed in Note 8 and a Stockholders Agreement. The Stockholders Agreement between the Company, Mode 1 and certain purchasers of the Series A Preferred Stock and certain other stockholders provides for Mode 1 to designate one member of the Company's Board of Directors for as long as Mode 1 owns at least 67% of its initial shares or not less then 4% of the Company's outstanding shares.

The Amended Agreements with Northeast Utilities provide the Company with an option to purchase up to eight of the fibers initially designated for Northeast Utilities, at the then market price, through June 30, 2005 and a right-of-first refusal through June 30, 2010 for all of the fiber assets owned or controlled by Northeast Utilities. Under the Amended Agreements, Northeast Utilities also agreed to defer approximately $1.4 million due from the Company until December 31, 2004. Such amount was paid as required. Mode 1 and Northeast Utilities also agreed not to compete with the Company in the provision of wholesale telecommunications transport services through June 30, 2005.

The Amended Agreements with Northeast Utilities were initially entered into in 1994 and 1995 and cover the provision of rights-of-way along electric utility towers and inside urban electric utility ducts. Pursuant to these agreements, the Company acquired indefeasible rights-of-use in fiber optic filaments along Northeast Utilities' rights-of-way and pays Northeast Utilities mileage-based annual fees and a percentage of the gross revenues that the Company generates on the portion of its network located on Northeast Utilities' rights-of-way, as such gross revenues exceed predefined limits specified in the agreements with Northeast Utilities. To date, none of the limits has been exceeded. Northeast Utilities has waived a portion of the Company's right-of-way fees on certain route segments through September 2004. Under the agreements, 12 fibers on designated route segments of the Company's network in Northeast Utilities service territory are owned by and have been set aside for Northeast Utilities use. After June 30, 2005, Northeast Utilities may lease the 12 fibers to third parties and is free to use these fibers to compete with the Company. At December 31, 2004 and 2003, approximately $1.0 million and $1.4 million associated with the construction of the 12 fibers is included in prepaid rights-of-way fees in the accompanying consolidated balance sheet, respectively. In accordance with the adoption of fresh start reporting (Note 3), the Company revalued the prepaid right-of-way fees at December 31, 2002 based upon an independent appraisal. Such fees are being recognized as a cost of revenues ratably over 5 years, the estimated remaining useful life.

The Amended Agreements with Northeast Utilities have a term of 40 years and expire in September 2034. Thereafter, they automatically renew for five-year terms, unless one of the parties has given a one-year advance notice of termination. In the event that Northeast Utilities gives such a notice and terminates the agreements, it must either, at its option, pay to the Company an amount equal to the fair market value of the network built on Northeast Utilities' rights-of-way less the 12 fibers set aside for Northeast Utilities' use, or allow NEON to retain its indefeasible rights-of-way and receive from the Company an annual payment equal to 10% of the Company's gross revenue from the fiber optic network on Northeast Utilities' rights-of-way, which payment would be in addition to the other annual payments under the agreements with Northeast Utilities. The Company paid Northeast Utilities approximately $1.2 million, $1.4 million and $26,000 in 2004, 2003 and 2002, respectively, and approximately $0 million, and $1.4 million, was included in accrued expenses at December 31, 2004 and 2003 respectively.

COMMUNICATION TECHNOLOGY ADVISORS LLC

Communication Technology Advisors LLC ("CTA") provides advisory and rent service to the Company. Costs of approximately $453,000, $959,000 and $1,303,000 were included in the selling, general and administrative costs for the years ended December 31, 2004, 2003 and 2002, respectively.

During 2003, the Company issued two warrants to CTA in exchange for services to purchase a total of 650,000 shares of the Company's common stock at exercise prices ranging from $5.30 - $6.06. The fair value of these warrants was approximately $712,000. Approximately $360,000 of this value related to amounts owed at December 31, 2002, that were included in reorganization items in the 2002 consolidated statement of operations. The remaining $352,000 was included as a direct acquisition cost in the purchase price for Transcom (see Note 2).

EMPLOYMENT AGREEMENTS

The Company has an employment agreement with one officer. The agreement provides for employment and related compensation and restricts the individual from competing, as defined, with the Company during the terms of his agreement. The agreement also provides for stock options under the 2002 Plan and for severance payments upon termination under circumstances defined in the agreement.

12.      OTHER COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases certain collocation facilities, vehicles, and office equipment and facilities under non-cancelable operating leases which expire at various dates through October 2021. Future minimum lease payments required under these leases at December 31, 2004 were approximately as follows:

YEAR ENDING DECEMBER 31,
================================================================================
         2005                                             $           2,639.000
         2006                                                         2,191,000
         2007                                                         2,169,000
         2008                                                         2,070,000
         2009                                                         1,755,000
         Thereafter                                                  13,450,000
--------------------------------------------------------------------------------

         Total                                            $          24,274,000
================================================================================
Rent expense charged to operations under the Company's operating leases was approximately $4.3 million, $3.5 million and $4.5 million in the years ended December 31, 2004, 2003 and 2002, respectively.

The Company leases fibers for various segments of its network under operating leases that expire at various dates through December 2034. Future minimum lease payments required under these fiber optic leases at December 31, 2004 were approximately as follows:

YEAR ENDING DECEMBER 31,
================================================================================
         2005                                                 $       9,102,000
         2006                                                         9,225,000
         2007                                                         9,285,000
         2008                                                         9,263,000
         2009                                                         9,398,000
         Thereafter                                                 132,911,000
--------------------------------------------------------------------------------
         Total                                                $     179,184,000
================================================================================
Fiber lease expense charged to operations under the above agreements was approximately $7.5 million, $7.8 million and $6.9 million in the years ended December 31, 2004, 2003 and 2002, respectively.

STANDBY LETTERS OF CREDIT

Commitments under standby letters of credit, issued primarily to secure certain leases, totaled approximately $7,090,000 and $7,819,000 at December 31, 2004 and 2003, respectively.

LITIGATION

Certain claims arising in the ordinary course of business are pending against the Company. In the opinion of management, these claims are not expected to have a material effect on operations.

13.      401(K) PLAN

The Company maintains the NEON Communications, Inc. 401(k) Plan (the "Plan") under Section 401(k) of the Internal Revenue Code ("IRC") covering all eligible employees. Under the Plan, a participant may elect to defer receipt of a stated percentage of his or her compensation, subject to limitation under the IRC, which would otherwise be payable to the participant for any plan year. The Company did not match contributions to the Plan for the years ended December 31, 2004, 2003 and 2002.

14.      ACCRUED EXPENSES

Accrued expenses at December 31, 2004 and 2003 consisted of the following:

                                                       2004             2003
         =======================================================================
         Accrued property and other taxes      $    2,819,000        $ 2,716,000
         Accrued professional fees                    285,000            172,000
         Accrued payables to related parties            9,000          1,582,000
         Accrued payroll and benefits               1,852,000          2,138,000
         Accrued commissions                          261,000            293,000
         Accrued other                              2,659,000          2,002,000
         -----------------------------------------------------------------------
                                               $    7,885,000        $ 8,903,000
         =======================================================================

15.      SEGMENT DISCLOSURE

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable operating segment of an enterprise. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision makers are the Company's Executive Management Team.

The Company operates in one business segment, the provision of advanced optical networking solutions and services. The Company analyzes and reports revenues based on lit fiber, dark fiber, collocation and other services. The Company does not allocate for management reporting or segment reporting purposes its cost of revenues and property and equipment, which represent the primarily operating costs, communications network and equipment that support its revenues. Similarly, selling, general and administrative expenses are not allocated to revenue components for management or segment reporting purposes.

Management utilizes several measurements to evaluate its operations and allocate resources. However, the principal measurements are consistent with the Company's financial statements. The accounting policies of the segments are the same as those described in Note 4. All of the Company's revenues are generated and all of its assets are located in the United States.

Revenue information for the Company was approximately as follows:

                                  SUCCESSOR        SUCCESSOR        PREDECESSOR
                                   COMPANY          COMPANY           COMPANY
         DECEMBER 31,               2004             2003               2002
         =======================================================================
         Revenues:
         Lit fiber leases       $  36,966,000     $  32,287,000    $  24,077,000
         Dark fiber leases          6,105,000         5,229,000        6,430,000
         Collocation services       1,645,000         1,281,000        1,203,000
         Other services (1)         3,341,000         2,791,000        1,964,000
         -----------------------------------------------------------------------
         Total Revenues         $  48,057,000     $  41,588,000    $  33,674,000
         =======================================================================

(1) Includes amortization of nonrecurring fees for installation and design, engineering and construction services.

16.      SUPPLEMENTAL CASH FLOW DISCLOSURE


                                                                                     YEARS ENDED DECEMBER 31
                                                               SUCCESSOR         SUCCESSOR       PREDECESSOR
                                                                COMPANY           COMPANY          COMPANY
                                                                  2004             2003             2002
                                                                  ----             ----             ----

         Supplemental disclosure of cash flow information:
         Cash paid during the year for:

         Interest                                            $         --     $         --      $ 11,475,000

         Taxes                                               $    957,000     $    809,000      $    158,000

         Supplemental disclosure of non-cash investing
          and financing activities:
           Issuance of common stock in exchange for
            assets and reduction in accounts payable         $         --     $         --      $  9,411,000

           Cancellation of old common stock and
            restricted common stock in connection            $         --     $         --      $290,531,000
            with POR (Note 3)

           Repayment of subscription receivable
            with certain property and equipment              $         --     $         --      $ 12,202,000
            (Note 5)

           Non-cash forgiveness of long-term debt            $         --     $         --      $ 10,000,000
            (Note 5)

           Warrants issued in lieu of cash payments          $         --     $    360,000      $         --
            (Note 8)

           Accretion of dividends on 12% Series A
            Preferred Stock                                  $  1,728,000     $  1,538,000      $     45,000
           Extinguishment of a liability in
            exchange for common stock (Note 11)              $  2,072,000     $  1,428,000      $         --

           On September 12, 2003, the Company
            acquired Columbia Transmission
            Communications Corporation (Note 2):
         Accounts receivable                                 $         --     $    172,000      $         --
         Prepaid expenses and other current assets           $         --     $    775,000      $         --
         Accounts payable and accrued expenses               $         --     $   (129,000)     $         --
         Asset retirement obligation                         $         --     $ (1,768,000)     $         --
         Warrants issued in lieu of cash payment for
          acquisition costs (Note 8)                         $         --     $   (352,000)     $         --
         Cash acquired from purchase, net of cash
          paid                                               $         --     $  4,520,000      $         --
         ---------------------------------------------------------------------------------------------------
         Gain on acquisition                                 $         --     $  3,218,000      $         --
         ===================================================================================================

17.      SUBSEQUENT EVENT

On March 7, 2005, the Company's stockholders sold their interests to Globix Corporation ("Globix"), a publicly-held company, for approximately $108 million of Globix securities and cash. The Company became a wholly-owned subsidiary of Globix at that time. The Company incurred approximately $2 million of costs associated with the transaction, which are reflected in the consolidated statement of operations for the year ended December 31, 2004. In comparing the consideration the Company's Stockholders received from the sale to the Company's net assets as of December 31, 2004, it was determined that an asset impairment allowance of $22 million against the carrying value of property and equipment was required to be recorded in the consolidated statement of operations for the year ended December 31,2004.

(b) PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated statements of operations give effect to Globix Corporation's ("Globix") acquisition of NEON Communications, Inc. ("NEON"). The merger was completed on March 7, 2005 and accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations." Under the purchase method of accounting, the total estimated purchase price was allocated to NEON's assets acquired and liabilities assumed based on their estimated fair values as of the merger date. The impact of the inclusion of NEON's assets acquired and liabilities assumed are reflected in the Globix's 10Q for the period ended March 31, 2005.

         The unaudited pro forma condensed consolidated statements of operations are presented as if the merger occurred on October 1, 2003.

         The purchase price of $112.6 million consisted of $5.3 million in cash, the issuance of 27,573,006 shares of common stock with a fair value of $83.5 million (based on the average share price during the three day period before and after the announcement of the merger), the issuance of 2,971,753 shares of cumulative convertible preferred stock with a fair market value of $12.6 million the issuance 3,380,939 shares of stock options and warrants with a fair value of $7.9 million and approximately $3.2 million of other direct acquisition costs.

         As a condition to the closing of the acquisition of Neon, Globix debt holders exchanged $12.5 million in principal and accrued interest of their 11% senior notes for 4,545,455 shares of its common stock in private transactions pursuant to separate securities exchange agreements. This exchange resulted in a loss of $3.2 million in the quarter ended March 31, 2005.

         The unaudited pro forma condensed consolidated financial statements have been prepared by Globix management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial results of operations in future periods or the results that actually would have been realized had Globix and NEON been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited consolidated financial statements, including the notes thereto, of Globix as of and for the year ended September 30, 2004.

                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                    STATEMENT OF OPERATIONS OF GLOBIX COPRORATION
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                           Historical
                                                 ------------------------------

                                                                       NEON
                                                     Globix        Twelve Months
                                                   Year Ended          Ended                               Pro Forma
                                                 September 30,     September 30,      Pro Forma            Condensed
                                                    2004 (A)         2004 (B)        Adjustments         Consolidated
                                                 ------------      ------------      ------------        ------------
Revenue, net                                     $     61,190      $     46,551      $         --        $    107,741
Operating costs and expenses:
     Cost of revenue                                   19,747            26,030                --              45,777
     Selling, general and
       administrative                                  43,518            16,524                --              60,042
     Loss on impairment of assets                      17,972                --                --              17,972
     Depreciation and amortization                     13,828            10,265              (838) (C)         23,255
                                                 ------------      ------------      ------------        ------------
Total operating costs and expenses:                    95,065            52,819              (838)            147,046
Loss from operations                                  (33,875)           (6,268)              838             (39,305)
     Other income (expense), net                       (9,258)              395             1,315  (E)         (7,548)
     Gain on debt discharge                             1,747                --                --               1,747
                                                 ------------      ------------      ------------        ------------
Loss before income tax                                (41,386)           (5,873)            2,153             (45,106)
Income tax benefit (expense)                               --                --                --                  --
                                                 ------------      ------------      ------------        ------------
Net loss                                              (41,386)           (5,873)            2,153             (45,106)
Dividends on 6% cumulative convertible
  preferred stock                                          --                --               317  (G)            317
                                                 ------------      ------------      ------------        ------------
Net loss attributable to common stockholders     $    (41,386)     $     (5,873)     $      1,836        $    (45,423)
                                                 ============      ============      ============        ============
Basic and diluted loss per share:                $      (2.51)                                           $      (0.94)
                                                 ============                                            ============
Weighted average common shares outstanding
  - basic and diluted                              16,460,000                          32,118,461  (H)     48,578,461
                                                 ============                        ============        ============

(A) Derived from the audited financial statements filed on form 10K/A for the year ended September 30, 2004.
(B) Derived from the unaudited financial statements covering the twelve month period of October 1, 2003 through September 30, 2004.
(C) To reflect the adjustment to fair value of acquired tangible and intangible assets as if the merger has occurred on October 1, 2003.
(E) To eliminate interest expenses on the converted 11% Senior Notes as if the conversion has occurred on October 1, 2003.
(G) To reflect the dividends on the Globix' 6% cumulative convertible preferred stock as if issued at October 1, 2003.
(H) Pro Forma basic and diluted net loss per share for the year ended September 30, 2004 is computed by dividing the pro forma net loss attributable to common stockholders for the period by weighted average common shares outstanding for the period. The adjustments to historical weighted average share outstanding resulted from the inclusion of shares issued in connection with acquisition and shares issued as part of the conversion of the $12,500 of 11% Senior Notes, as if those transactions occurred on October 1, 2003.

                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                    STATEMENT OF OPERATIONS OF GLOBIX COPRORATION
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          Historical
                                                 ------------------------------
                                                                      NEON
                                                                    October 1,
                                                                       2004
                                                    Globix          to March 7,
                                                  Six Months           2005
                                                     Ended           (date of                           Pro Forma
                                                   March 31,       acquisition)       Pro Forma         Condensed
                                                   2005 (A)            (B)           Adjustments       Consolidated
                                                 ------------      ------------      ------------      ------------
Revenue, net                                     $     36,561      $     21,345      $         --      $     57,906
Operating costs and expenses:
     Cost of revenue                                   21,117            11,658                --            32,775
     Selling, general and
       administrative                                  16,507             8,701           (2,0000)(C)        23,208
     Loss on impairment of assets                          --            22,000           (22,000)(D)            --
     Depreciation and amortization                      8,015             5,046              (419)(D)        12,642
                                                 ------------      ------------      ------------      ------------
Total operating costs and expenses:                    45,639            47,405           (24,419)           68,625
Loss from operations                                   (9,078)          (26,060)           24,419           (10,719)
     Other income (expense), net                       (5,288)              154               658 (E)        (4,476)
     Loss on debt discharge                            (3,182)               --             3,182 (F)            --
                                                 ------------      ------------      ------------      ------------
Loss before income tax                                (17,548)          (25,906)           28,258           (15,195)
Income tax benefit (expense)                               --                --                --                --
                                                 ------------      ------------      ------------      ------------
Net loss                                              (17,548)          (25,906)           28,258           (15,195)
Dividends on 6% cumulative convertible
  preferred stock                                          --                --               163 (G)           163
                                                 ------------      ------------      ------------      ------------
Net loss attributable to common stockholders     $    (17,548)     $    (25,906)     $     28,096      $    (15,358)
                                                 ============      ============      ============      ============
Basic and diluted loss per share:                $      (0.85)                                         $      (0.32)
                                                 ============                                          ============
Weighted average common shares outstanding
  - basic and diluted                              20,707,127                          27,883,059 (H)    48,590,186
                                                 ============                        ============      ============

(A)      Derived from March 31, 2005 10Q
(B) Derived from historical unaudited results from October 1, 2004 to March 7, 2005 (date of acquisition).
(C) Eliminate Neon's direct merger costs included in results for period presented.
(D) To reflect the adjustment to fair value of acquired tangible and intangible assets as if the merger has occurred on October 1, 2003.
(E) To eliminate interest expenses on the converted 11% Senior Notes as if the conversion has occurred on October 1, 2003.
(F) To eliminate loss on debt for equity swap that was a condition of the merger.
(G) To reflect the dividends on the Globix' 6% cumulative convertible preferred stock as if issued at October 1, 2003.
(H) Pro Forma basic and diluted net loss per share for the six months ended March 31, 2005 is computed by dividing the pro forma net loss attributable to common stockholders for the period by weighted average common shares outstanding for the period. The adjustments to historical weighted average share outstanding resulted from the inclusion of shares issued in connection with acquisition and shares issued as part of the conversion of the $12,500 of 11% Senior Notes, as if those transactions occurred on October 1, 2003.


(c) Exhibit       Description

23.1              Consent of Amper, Politziner & Mattia, P.C. independent
                   registered accounting firm
23.2              Consent of BDO Seidman, LLP, independent registered public accounting firm
23.3              Consent of Amper, Politziner & Mattia, P.C. independent
                   registered accounting firm